EXHIBIT 10.15

STOCK PURCHASE AND NON DILUTION
OF STOCK INTEREST AGREEMENT

Effective this 16th day of February, 2012, Tangiers Investors, LP, (“Tangiers”) hereby purchases a total of 9,118,108 restricted shares (the “Shares”) of the Common Stock of Frozen Food Gift Group, Inc.(the “Company”), from the Company, on the following terms and conditions:

1.	A cash payment of $50,000, (representing approximately $.0055/share), as the cash purchase price for the Shares, which has been concurrently delivered to the Company.

2.	The representation of the Company that after issuance, the Shares will in the aggregate represent 7½% of the outstanding Common Stock of the Company.

3.
 As additional consideration to Tangiers for entering into this transaction, for a period of five years from this date, if and/or when the Company issues additional shares of its capital stock to any other party during said term, as additional shares are so issued by the Company, the Company hereby agrees to concurrently issue to Tangiers without further consideration beyond the $50,000 cash payment paid by Tangiers pursuant to the terms of this Agreement, additional shares of the Company’s restricted Common Stock in sufficient number such that in the aggregate, when the shares issued under this Agreement to Tangiers initially and the shares issued to Tangiers subsequently pursuant to this provision are combined, equal in the aggregate at least 7½% of the Company’s Common Stock, calculated after all such issuances.

4.
Tangiers is an “accredited investor” as defined in Rule 501(a) of the Securities Act, and is acquiring the Shares for its own account, not as a nominee or agent for any other Person, and not with a view to, or in connection with, the sale or distribution thereof in violation of the securities laws of the United States or any state thereof. Tangiers acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers and has had access to information about the Company that it has requested, that Tangiers is able to fend for itself in making investment decisions, has the ability to bear the economic risks of its investment pursuant hereto, and has such knowledge or experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Company.

5.
The Shares are restricted securities within the meaning of Rule 144 under the Securities Act and the certificate(s) representing the Shares will be stamped or otherwise imprinted with a legend substantially in the following form or other form as required by law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Wherefore the parties hereto have executed this Agreement effective as of the date set forth above.

FROZEN FOOD GIFT GROUP, INC.

By:	/s/ Jonathan Irwin
Jonathan Irwin
TITLE:	Chief Executive Officer

TANGIERS INVESTORS, LP.

By:	/s/ Michael Sobeck
Michael Sobeck
TITLE:	Managing Member